AGREEMENT CONTRACT NO. _______

                         EQUIPMENT AND SERVICE AGREEMENT
    BETWEEN INDEPENDENT CONTRACTOR AND GLENN McCLENDON TRUCKING COMPANY. INC.
    ------------------------------------------------------------------------

          Glenn McClendon Trucking Company, Inc. (hereinafter referred to as "McCLENDON") and __________________________________ hereinafter referred to as
"CONTRACTOR"), enter into the Equipment and Service Agreement (hereinafter referred to as "Agreement") set forth in the following numbered paragraphs:

          1. CONTRACTOR, McCLENDON RELA~TIONSHIP DEFINED - CONTRACTOR's relationship to McCLENDON shall be that of an independent contractor. CONTRACTOR means any person defined as "CONTRACTOR" in 49 C.F.R. 1057, and any contractor, agent, employee or driver of CONTRACTOR. McCLENDON is an "authorized carrier" as defined in 49 C.F.R. 1057. The provisions of this Agreement are separable so that the invalidity or unenforceability of one provision shall not affect the others. McCLENDON's "exclusive possession, control, use and complete responsibility for operation" of EQUIPMENT, shall be confined to the minimum extent necessary to meet the requirements of applicable Federal and State laws, and for no other purpose whatsoever. McCLENDON shall have no right to control the manner, means or methods utilized by CONTRACTOR for the accomplishment of the services to be rendered under this Agreement. It is understood that CONTRACTOR shall direct the control of CONTRACTOR's operation in all respects including, but not limited to, such matters as rejection or selection of loads, days and time of the operation, routes of travel, empty miles, repair of equipment, purchases of fuel and other supplies, and selection, discipline and discharge of CONTRACTOR's drivers and other employees. This Agreement shall be interpreted under the laws of the State of Alabama.

          2.       DUTIES OF CONTRACTOR - Contractor shall:

          A.       Operate the subject equipment in a lawful manner.
          B. Provide that each driver furnished by CONTRACTOR will initially meet and will thereafter continue to satisfy the minimum driver qualification and compliance standards established from time to time by (I) the U.S. Department of Transportation or any successor agency (the "D.O.T."); (ii) other regulatory bodies having jurisdiction over McCLENDON operations; and (iii) by McCLENDON itself. Upon McCLENDON request, CONTRACTOR will immediately substitute a qualified driver for any person who fails to meet or maintain any such minimum qualification and/or compliance standards or who fails to comply with McCLENDON's operating policies and procedures. Failure to do so will constitute a material breach of CONTRACTOR's obligations under this Agreement.

          C. Provide proof that CONTRACTOR holds title to and/or has authority to lease the equipment described in attached Appendix A.
          D. Maintain complete documentation of all costs of operation as defined in Paragraph 6.
          E. Warrant that its drivers are familiar with and obey all applicable State or Federal laws and regulations.
          F. Warrant its full cooperation in achieving compliance with all laws and regulations, including the filing of all physical examination certificates and any other reports or documents required by law or by McCLEN DON.
          G. Warrant that the equipment is complete with all required accessories and is in good, safe and efficient operating condition, and shall be so maintained at CONTRACTOR's expense throughout the duration of this Agreement.
          H.       Submit the equipment for McCLENDON's inspection at any time.
          I. Permit McCLENDON to display its identification on equipment in a manner required by McCLENDON and by all applicable laws or regulations.


                         INITIALS: CONTRACTOR ______             MCCLENDON _____
                                        1


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         J.       Receive and retain a receipt from  McCLENDON  stating the date and time when McCLENDON takes possession of the equipment.

         3. TERM - This Agreement shall commence on the effective date and hour specified and continue in effect until breached by either party, or until terminated. This Agreement shall be terminated by mailing or delivery to the other party at the address listed below, two copies of a written Notice of Termination, which shall be effective either upon receipt of the Notice of Termination from the other party, or at such later date as may be specified in that Notice. The party receiving Notice of Termination shall receipt the copy of such Notice and return such receipted copy to the other party. Without excluding other breaches, any failure to furnish EQUIPMENT, or any use of EQUIPMENT by CONTRACTOR, or by any person other than McCLENDON prior to termination is specifically designated breach of this Agreement, which prevents and therefore terminates McCLENDON's exclusive possession, control, use and complete responsibility for said EQUIPMENT; in such event, this Agreement is automatically terminated. Termination automatically constitutes a return of EQUIPMENT by McCLENDON to CONTRACTOR.

         4. RESPONSIBILITY OF CONTRACTOR UPON TERMINATION OF AGREEMENT - CONTRACTOR agrees upon termination of Agreement, to immediately return McCLENDON's trailers, and other property to McCLENDON, and remove from EQUIPMENT any decals, insignia, emblems or markings that would indicate a relationship with McCLENDON. CONTRACTOR agrees to deliver to McCLENDON within forty-eight
(48) hours after termination of the Agreement, all property owned by McCLENDON, including keys, key cards, fuel cards, cab cards, permits, and plates. McCLENDON shall be entitled to assess Twenty-Five Dollars ($25.00) per day for each day after the forty-eight hour period that CONTRACTOR retains the foregoing items. Should CONTRACTOR fail to return McCLENDON's property, McCLENDON shall have the right to repossess all such property without legal action, and to enter the private property of CONTRACTOR for the purpose of repossession. CONTRACTOR hereby consents to such entry and repossession by McCLENDON and waives any right to have such matter heard by a judicial body. CONTRACTOR agrees to indemnify McCLENDON for all costs incurred as the result of CONTRACTOR's failure to relinquish McCLENDON's trailers or other property to McCLENDON, and for McCLENDON's cost in repossessing such property. All carrier identification must be removed or concealed when McCLENDON's possession is interrupted by CONTRACTOR's trip lease.

         5. COMPENSATION - McCLENDON agrees to pay CONTRACTOR for the use of CONTRACTOR's EQUIPMENT according to the following provisions:

         A. COMPENSATION MILEAGE: $.82 per loaded and empty mile authorized by McCLENDON Operations Department and determined using the current Rand McNally "MileMaker" direct miles. Payments will be made on the basis of the distances determined by the current Edition of the Randy McNally MileMaker program ("MileMaker Miles") from the point at which the shipment originates, via any intermediate points where required pick-ups or deliveries are made, to the point at which the shipment is delivered even if the miles traveled over the route actually selected by the CONTRACTOR are less or more than the MileMaker Miles. McCLENDON may deduct miles to be paid or charge for expenses as a result of: (1) any empty miles which were unauthorized or not at the direction of McCLENDON, and (2) any extra expenses or excess and circuitous miles created as a result of CONTRACTOR dropping a load without authorization. The miles or amounts deducted may include the total non-direct, or circuitous, miles created as result of the drop plus any miles or extra expenses -- incurred to have the load re--powered and delivered by McCLENDON to it's customer on time.


                         INITIALS: CONTRACTOR ______             MCCLENDON _____
                                       2


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                           If the  CONTRACTOR  was late in delivering a previous
                           shipment without good cause, no compensation will be paid for Dispatched Empty Miles to the next loading point.

                   B.      ACCESSORIAL PAY:

                           1. LOADING AND UNLOADING - When contractor is required to physically load or unload by hand, as defined in McCLENDON's tariffs, (without the assistance of fork--lift, pallet jack, or other freight handling equipment, or employees of customer), and authorized by McCLENDON Operations Department, compensation will be as follows:

                                    $80.00   Complete  Load  and/or  Unload  per
                                    shipment $40.00 Assist Load and/or Unload per shipment

                                    At  the  time   loading  or   unloading   is
                                    performed, CONTRACTOR's driver must obtain a
                                    McCLENDON  "loading/unloading  authorization
                                    number" ("Authorization  Number"), signed by
                                    the shipper/receiver, in order to verify the
                                    request     to    be     compensated     for
                                    loading/unloading        services.        No
                                    loading/unloading compensation will be paid for a trip for which the "Authorization Number" is not turned in with the trip report.

                                    If the CONTRACTOR is required to load or unload by hand jack or pallet jack, the CONTRACTOR will be paid a flat rate of $15.00.

                           2. STOP-OFFS-- McCLENDON will pay $30.00 for each stop-off for pickup or partial delivery. This does not apply to the initial stop-off for pick up, and the final stop-off for delivery.


                           3. AUTHORIZED TOLLS - McCLENDON agrees to pay tolls for the Northeast Region. The Northeast Region is defined as the following: PA, MD, DE, NY, NJ, MA, RI, NH and ME.


         Payments by McCLENDON to CONTRACTOR for the use and operation of EQUIPMENT shall be paid within fifteen (15) days after submission by CONTRACTOR to McCLENDON of log books required by the Department of Transportation, and those documents necessary for McCLENDON to secure payment of the trip revenues. Payment of trip revenues is contingent upon submission of all Bills of Lading. At the time of settlement, CONTRACTOR shall have the right to examine the Rand McNally MileMaker System for trips involved in settlement. At the time of settlement, McCLENDON may deduct from CONTRACTOR's compensation the following items (1) advances (including transaction charges), (2) Communication charges limited to Qualcomm respecting CONTRACTOR, (3) shortage, loss and/or damage to cargo or property caused by CONTRACTOR, including, but not limited to, handling and storage charges due to shifting or spillage of cargo, (4) inspection fees,
(5) any of CONTRACTOR's  costs of operation paid for by, or owed to,  McCLENDON,
(6) pick up and delivery charges, (7) amounts authorized by CONTRACTOR, (8) any other amount owing to McCLENDON or which McCLENDON is authorized to deduct pursuant to this Agreement or any other similar agreement between CONTRACTOR and McCLENDON.

                         INITIALS: CONTRACTOR ______             MCCLENDON _____
                                       3


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          6.  CONTRACTOR'S  COSTS OF OPERATION - CONTRACTOR shall have the legal obligation to pay, and McCLENDON may deduct, all costs of operation of EQUIPMENT which shall include, but not be limited to, the following:

          A.       Qualcomm Charges
          B.       Fuel
          C.       Fuel Taxes
          D.       Unauthorized Tolls
          E. McCLENDON agrees to pay tolls for the Northeast Region. The Northeast Region is defined as the following: PA, MD, DE, NY, NJ, MA, RI, NH and ME.
          F. McCLENDON agrees to furnish base plates, permits, cab cards, and public service commission stamps to CONTRACTOR. However, the parties agree that if this Agreement is terminated by either party within six months of the date of execution, McCLENDON will deduct a pro-rata share of the cost of these items from the CONTRACTOR's final escrow settlement.
          G.       Maintenance Cost.
          H.       Wages and renumeration of drivers and helpers.
          I. Worker's Compensation, unemployment insurance, social security or similar taxes, insurance or benefits on drivers or helpers, and in connection therewith, CONTRACTOR shall be responsible for all payroll tax or other deduction required by applicable Federal, State and Local law.
          J. Axle, Weight, Federal Highway Use (Schedule 2290), or other type of taxes required for use of EQUIPMENT in services to be rendered under this Agreement.
          K. Any and all fines, or penalties or charges assessed McCLENDON resulting from actions or acts or negligence by CONTRACTOR and it's drivers, helpers, or agents; but not fines, penalties and/or charges which are due to the fault of McCLENDON. Damages to cargo caused by fault or neglect of CONTRACTOR, CONTRACTOR's driver or agent, except damages caused by the fault of McCLENDON, up to a maximum of $1,000 per occurrence; and public liability or property damage caused by CONTRACTOR's driver, or other agent, up to a maximum of $1,000 per occurrence. McCLENDON shall provide CONTRACTOR with written explanation and itemization of any charges made hereunder.
          L. D.O.T. physical examination and drug screen - McCLENDON will accept a valid physical that was conducted during the previous 3 months. CONTRACTOR may be subjected to random drug screening thereafter.
          M. In the event that this Agreement is terminated by the CONTRACTOR, and the CONTRACTOR does not return the trailer(s) to a McCLENDON terminal, McCLENDON may charge for or deduct all cost(s) associated with the retrieval of the trailer(s)

          In the event McCLENDON is called upon to pay any of CONTRACTOR's cost of operation, such payment shall be considered as a charge-back item to CONTRACTOR, and McCLENDON is hereby authorized to reimburse itself for the exact amount of such charge-back items out of any monies due, or becoming due to CONTRACTOR, including CONTRACTOR's escrow fund (see Section 11), McCLENDON shall provide CONTRACTOR with those documents necessary to determine the validity of the charge-back.

          7. INSURANCE - McCLENDON shall furnish and pay the cost of public liability, property damage insurance for the protection of the public. CONTRACTOR shall obtain and maintain all other required insurance coverage, including, but not limited to, "non-trucking use liability" (bobtail) insurance providing a minimum of $1,000,000 per occurrence combined with single limit Bodily Injury and Property Damage liability coverage. CONTRACTOR shall provide McCLENDON with a Certificate of Insurance of such coverage by an insurer satisfactory to McCLENDON. CONTRACTOR shall also obtain and maintain property


                               INITIALS:         CONTRACTOR _____ MCCLENDON ____
                                       4


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damage insurance  covering the equipment while not being operated in the service of McCLENDON,  including  coverage for collision,  fire,  theft,  catastrophe or
other  occurrence.   CONTRACTOR  shall  further  obtain  and  maintain  accident
injury/disability   insurance   coverage   satisfactory  to  McCLENDON  covering
CONTRACTOR's employees or drivers. The above-referenced insurance shall remain in full effect until such time said Agreement has been terminated and all the property of McCLENDON, including, but not limited to, trailers, qualcomm units, base plates, decals, permit books, etc. have been returned to McCLENDON.

          8.       TRAILERS -

                  A.       Furnishing  of  Trailers.  McCLENDON  agrees to allow
                           CONTRACTOR to use trailers owned or leased by McCLENDON (the "Trailers") for the sole purpose of permitting CONTRACTOR to transport freight accepted by CONTRACTOR pursuant to this Agreement. CONTRACTOR agrees to assume complete responsibility for the Trailers and to use them ~nj~ for the purpose of transporting freight hereunder or while deadheading at McCLENDON's request. In the event CONTRACTOR uses the Trailers for any other purpose, McCLENDON shall, in addition to any other remedies, be entitled to liquidated damages for loss of use of each such Trailer in the amount of twenty cents ($.20) per mile of unauthorized use plus Fifty Dollars ($50.00) for each day, or portion of a day, of such unauthorized use. Unauthorized use of the Trailers shall constitute a material breach of this Agreement. McCLENDON shall have the right to deduct the amount of such liquidated damages from the CONTRACTORS's Settlements or escrow account.

                  B. Surrender of Possession. CONTRACTOR agrees to relinquish possession of each Trailer in accordance with McCLENDON's instructions following delivery of the shipment transported in such Trailer, or upon demand by McCLENDON. Upon termination of this Agreement CONTRACTOR agrees to return possession of all of the Trailers in CONTRACTOR's custody to McCLENDON at McCLENDON's nearest terminal location or such other location as McCLENDON may reasonably designate. In the event of breach or default by CONTRACTOR of its obligation to surrender possession of any Trailer, CONTRACTOR shall be liable to McCLENDON for all expenses and damages, including, but not limited to, attorney's fees, court costs and loss of use, incurred by McCLENDON in reacquiring possession of the Trailer(s). In the event CONTRACTOR retains custody of a Trailer or otherwise fails or refuses to deliver possession thereof to McCLENDON following delivery of a shipment upon demand or upon termination of this Agreement, in addition to any other remedies available to McCLENDON, CONTRACTOR shall be liable to Carrier in the amount of One Hundred Dollars ($100.00) per day, per trailer, for each day or portion thereof that the Trailer is not returned to the actual or constructive possession of McCLENDON not as a penalty, but as liquidated damages to cover the cost to McCLENDON of the loss of use of the Trailer. McCLENDON shall have the right to deduct any amounts to which it is entitled under this section from the CONTRACTOR's Settlements or escrow account.

                  C. Maintenance. McCLENDON is responsible for and will pay for all normal maintenance, lubrication, brake repair, and required periodic safety inspections on the Trailers. If the CONTRACTOR incurs any costs for these items, McCLENDON will reimburse CONTRACTOR provided CONTRACTOR complies with McCLENDON's reimbursement policies and procedures.

                  D. Loss or Damage. CONTRACTOR is responsible for, agrees to reimburse McCLENDON for the entire amount of all


                               INITIALS: CONTRACTOR _______    MCCLENDON________
                                        5


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                           loss or damage  to the  Trailers  including,  without
                           limitation, tire repair or replacement, resulting form the negligence or the deliberate or intentional
                           acts  of   CONTRACTOR,   its  drivers  or  its  other
                           employees   or   agents.   CONTRACTOR   will  not  be
                           responsible for any loss or damage to the Trailers which McCLENDON determines, pursuant to its accident
                           review   procedures,   to   be   the   result   of  a
                           nonpreventable accident. McCLENDON shall have the right to deduct any amounts to which it is entitled under this section from the CONTRACTOR's Settlements or escrow account.

                  E. Condition Uoon Surrender of Possession. CONTRACTOR agrees it will surrender possession of the Trailers to McCLENDON in as good condition as they were when CONTRACTOR received them, normal wear and tear from ordinary use excepted.

          9. CARGO LOSS - CONTRACTOR shall be responsible and liable to McCLENDON and agrees to indemnify, reimburse, and hold McCLENDON harmless for the first $1,000.00, per occurrence, of any liability, claim, loss, cost or expense resulting from shortage, loss or damage to freight transported by the Equipment which is caused by CONTRACTOR's negligence or willful act. McCLENDON is authorized to deduct all amounts to which it is entitled hereunder from CONTRACTOR's settlements or escrow account.

          10. WORKERS COMPENSATION WAIVER AND RELEASE - CONTRACTOR hereby waives and fully releases McCLENDON from right or claim to benefits or recovery under any Workers Compensation Act which might arise out of or in the course of the CONTRACTOR's performance under this Agreement. CONTRACTOR shall maintain at its own expense and shall evidence to McCLENDON a current policy providing worker's compensation or other accidental disability coverage for CONTRACTOR and/or its employees. For all purposes of workers compensation coverage, CONTRACTOR is an independent contractor and not an employee or agent of McCLENDON.

          11. RECORD OF USE OF EQUIPMENT - CONTRACTOR will cooperate with McCLENDON in the preparation, receipt, preservation and submission of those documents necessary for McCLENDON to secure payment of trip revenues, and of all manifests, bills of lading and delivery receipts, weigh bills, freight bills, log sheets, mileage reports, original fuel purchase receipts, State or Federal inspection reports, accident reports, OS&D reports, and other papers and records respecting the lading, and the use of said EQUIPMENT in accordance with all applicable laws and regulations. Trip settlements will not be made without the above required documentation.

          12. PRODUCTS, EQUIPMENT, OR SERVICE OBTAINED BY CONTRACTOR FROM McCLENDON -CONTRACTOR is not required to purchase or rent any products, insurance, EQUIPMENT, or service from McCLENDON, other than a Qualcomm unit, as a condition to entering into this Agreement. Contractor is not required to rent or purchase any other products or insurance from McCLENDON.

          13. ESCROW FUNDS - CONTRACTOR shall be required to deposit with McCLENDON an escrow fund, the sum of $1,000 per unit, which may be applied to payment to McCLENDON for costs and expenses of CONTRACTOR incurred and paid by McCLENDON as set forth in Agreement. CONTRACTOR agrees for McCLENDON to deduct One Hundred Dollars ($100.00) per week from CONTRACTOR's settlement to obtain the escrow fund. CONTRACTOR agrees that McCLENDON may apply such escrow funds to CONTRACTOR's units or EQUIPMENT without regard to any particular unit. McCLENDON shall account to the CONTRACTOR for all transactions involving the escrow funds on each settlement sheet between CONTRACTOR and McCLENDON. CONTRACTOR has a right to demand, at reasonable intervals, an accounting from McCLENDON of transactions involving escrow funds.

                            INITIALS: CONTRACTOR ______          MCCLENDON _____
                                        6


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          Once the fund of $1,000.00 is reached,  McCLENDON  will pay CONTRACTOR interest on a quarterly basis at a 6% annual interest rate. This interest rate will be paid only if the $1,000.00 balance is maintained for the full calendar quarter.

          Upon termination of this agreement, the parties agree to complete a final accounting of the CONTRACTOR's escrow account within 45 days after the termination provided that the CONTRACTOR has returned the base plate to McCLENDON's general office in LaFayette, AL. This final settlement of escrow funds will not be performed until said base plate is returned.

          14. QUALCOMM UNIT - All Contractor's are required to rent Qualcomm units for each tractor contracted hereunder. The following terms shall control the installation, rental, operation, maintenance, care and return of the subject Qualcomm unit assigned to the CONTRACTOR's equipment:

                   A. CONTRACTOR will be required to pay $11.00 per week, per truck, for the rental of satellite tracking and related communications equipment ("Qualcomm" unit) . This amount will be deducted from CONTRACTOR's weekly compensation settlement. McCLENDON will pay the initial cost of installing this equipment and the on-going monthly costs for tracking and messaging services.

                   B. Upon termination of this Agreement, CONTRACTOR shall immediately return the Qualcomm unit to McCLENDON. Failure to return this equipment will render the CONTRACTOR liable for the value of it. In addition, the CONTRACTOR will be charged for the cost of any damages caused by him/her to the Qualcomm unit, other than normal wear and tear. Moreover, if this Agreement is terminated less than one year from its original date, the CONTRACTOR will be charged $300 to cover the installation and removal of the equipment.

                   C. CONTRACTOR shall remain liable for the replacement value of the Qualcomm unit (up to value of $5,000 per unit) upon loss, damage or theft.

                   D. McCLENDON shall maintain record of communication equipment part numbers and serial numbers at the LaFayette, Alabama terminal.

          15. Arbitration. All disputes, claims or controversies arising from or relating to this contract or to any contract executed by and between McCLENDON and CONTRACTOR pursuant to any transaction involving or relating to the transactions contemplated herein, or any of said contract's contents, or the parties relationships or dealings, shall be resolved by binding arbitration by one arbitrator selected by CONTRACTOR with McCLENDON'S consent and paid for by McCLENDON unless CONTRACTOR is determined to be at fault and legally liable or in breach of this or any other contract by and between McCLENDON and CONTRACTOR, in which event, CONTRACTOR shall be responsible for and timely pay all arbitration costs and fees. This Agreement is made pursuant to a transaction in Interstate Commerce and shall be governed by the Federal Arbitration Act at U.S.C. Section 1. Any Judgement upon the award rendered may be entered in any Court having jurisdiction. The parties hereto agree and understand that disputes may be litigated in Court, but they prefer to resolve their disputes through arbitration, except as may be specifically provided herein. Subject to the equitable rights afforded McCLENDON in paragraph 4 above, including but not limited to McCLENDON'S right and reposses the Vehicles, the parties agree and understand that all disputes arising under case law, statutory law, and all other laws including, but not limited to, all contract, tort and property disputes will be subject to binding arbitration in accordance with this contract. The parties agree that the arbitrator shall have all powers provided


                                   INITIALS: CONTRACTOR _____    MCCLENDON _____
                                        7
by law, these powers shall include all legal and equitable remedies including, but not limited to, the award of money damages, declaratory relief, and injunctive relief.

          16. Waiver of iurv trial. CONTRACTOR hereby waives any right to a trail by jury that the CONTRACTOR may have in any subsequent litigation between CONTRACTOR and McCLENDON or CONTRACTOR and any assignee of McCLENDON whether such litigation arises out of, is related to, or is in connection with any provision of this contract or any other contract executed incident hereto, or any other transactions consummated pursuant to any other contracts by and between CONTRACTOR and McCLENDON.

          17. Assent. The parties hereto, by signing this Agreement, acknowledge that each has thoroughly read and understand the terms set forth herein and further acknowledge and agree that each party voluntarily enters into this agreement and specifically waives its, his, hers or their rights to a trail by jury, and that each party is aware that it, he, she, or they have a right to a trail by jury. However, it is the CONTRACTOR'S and McCLENDON'S intent to waive its, his, hers or their right to trail by jury and to arbitrate all disputes, except as may be expressly set forth in paragraph 4 of this contract.

          18. AGREEMENT AND COPIES - This Agreement, plus any authorized written attachments, constitute the complete Agreement between CONTRACTOR and McCLENDON and no contractor, employee or agent of either party shall have authority to alter or vary the terms, or make any representations or commitments not included herein. Any subsequent changes, modifications or amendments to the Agreement, in order to be valid and enforceable, shall be by written instrument executed by both parties. Where applicable, the singular shall include the plural, and the masculine shall include the feminine or neuter, or vice versa. This Agreement shall be executed in at least three copies, each of which shall be considered an original. One executed copy, known as McCLENDON's copy, shall be retained by McCLENDON. One executed copy, known as CONTRACTOR's copy, shall be retained by CONTRACTOR. One executed copy, known as EQUIPMENT copy, shall be carried on the EQUIPMENT during the period of this Agreement, unless a statement as provided in 49 C.F.R. is carried on EQUIPMENT instead.

          The undersigned, McCLENDON, a common carrier of motor freight, operating pursuant to authority granted by the Interstate Commerce Commission, under Certificate Number MC-52704, does hereby acknowledge receipt from CONTRACTOR of the Equipment described below. Further, the undersigned,
CONTRACTOR, hereby acknowledges the receipt by McCLENDON of the Equipment described below:

 MAKE          YEAR              SERIAL #                  CONTRACTOR

___________    _____   ________________________   _____________________________

___________    _____   ________________________   _____________________________

___________    _____   ________________________   _____________________________

___________    _____   ________________________   _____________________________


         Such Agreement may be canceled by either party upon written notice. The original Agreement is kept in the office of GLENN McCLENDON TRUCKING COMPANY, INC., located at 121 5. LaFayette Street, LaFayette, Alabama 36862 (Telephone:
334--864--9311)







                         INITIALS: CONTRACTOR ______             MCCLENDON _____
                                       8

          IN WITNESS WHEREOF, McCLENDON and CONTRACTOR do hereby sign this Agreement on this_____ day of ______________, 2 000 which shall be the effective date of this Agreement.

______________________________
NAME OF CONTRACTOR                        GLENN McCLENDON TRUCKING COMPANY, INC.
                                                   (I.C.C. NO. MC--52704)
______________________________                     121 5. LaFayette Street
                                                  LaFayette, Alabama 36862
______________________________

______________________________
ADDRESS OF CONTRACTOR

_______________________________
PHONE NUMBER OF CONTRACTOR


BY                                              BY
   ____________________________                    ____________________________
      CONTRACTOR SIGNATURE                           AUTHORIZED REPRESENTATIVE


DELIBERATE FALSIFICATION OF, OR FORGED SIGNATURES ON ANY DOCUMENTATION CAN RESULT IN IMMEDIATE CANCELLATION OF CONTRACTOR'S OPERATING AGREEMENT AND THE DRIVER'S SAFETY CLEARANCE.



                                INITIALS: CONTRACTOR ______      MCCLENDON______
                                       9